Exhibit 99.1

Cytek Biosciences Reports Fourth Quarter and Full Year 2022 Financial Results

2022 revenue increased 32%, and 34% on constant currency basis, compared to prior year

Expects full year 2023 revenue of $225 million to $235 million, or growth of 37% to 43% over full year 2022

FREMONT, Calif., February 28, 2023 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the fourth quarter and year ended December 31, 2022.

Recent Highlights

•	Total revenue was $48.3 million, or $51.2 million on a constant currency basis, for the fourth quarter of 2022, representing 24% and 32% increases, respectively, over the corresponding period of 2021

•	Total revenue was $164.0 million, or $171.8 million on a constant currency basis, for the full year 2022, representing 28% and 34% increases, respectively, over the full year 2021

•

Net income was $3.7 million for the fourth quarter of 2022 and $2.5 million for the full year 2022, with adjusted EBITDA of $6.6 million for the fourth quarter of 2022 and $21.2 million for the full year 2022

•	Expanded installed base to 1,670 instruments, with 169 instrument placements during the fourth quarter of 2022 and 560 placements during the full year 2022

•	Acquired Flow Cytometry and Imaging Business from Luminex Corporation

•	Entered strategic partnership with Bio-Rad Laboratories to expand reagent capabilities, in line with Cytek’s strategy to further build out applications-driven reagents business

“I am pleased with Cytek’s strong revenue growth and continued execution throughout 2022,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “In addition to reporting strong financial results, we strengthened our organization with the addition of several executives to our team, and expanded our global presence. Today, we expanded our enterprise with the completed acquisition of Luminex’s Flow Cytometry and Imaging business and are excited to welcome this team to Cytek. Looking ahead to 2023, I am encouraged by our company’s position and confident in our continued success this year and beyond.”

Fourth Quarter 2022 Financial Results

Total revenue for the fourth quarter of 2022 was $48.3 million, a 24% increase over the fourth quarter of 2021, with continued demand across the full portfolio of Cytek’s offerings. On a constant currency basis, total revenue for the fourth quarter of 2022 was $51.2 million, a 32% increase over the fourth quarter of 2021.

Gross profit was $29.4 million for the fourth quarter of 2022, an increase of 24% compared to a gross profit of $23.6 million in the fourth quarter of 2021. Gross profit margin was 61% in the fourth quarter of 2022 compared to 61% in the fourth quarter of 2021. Adjusted gross profit margin in the fourth quarter of 2022 was 62% compared to 63% in the fourth quarter of 2021, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles.

Operating expenses were $29.3 million for the fourth quarter of 2022, a 31% increase from $22.3 million in the fourth quarter of 2021. The increase was primarily due to expenses to support continued growth of the business, including further investments in sales and marketing, R&D, and costs related to operating as a public company.

Research and development expenses were $9.7 million dollars for the fourth quarter of 2022 compared to $7.1 million dollars for the fourth quarter of 2021.

Sales and marketing expenses were $9.0 million dollars for the fourth quarter of 2022 compared to $8.3 million dollars for the fourth quarter of 2021.

General and administrative expenses were $10.5 million dollars for the fourth quarter of 2022, an increase from $6.9 million dollars for the fourth quarter of 2021.

Income from operations in the fourth quarter of 2022 was $0.1 million compared to income of $1.3 million in the fourth quarter of 2021. Net income in the fourth quarter of 2022 was $3.7 million compared to a loss of $1.2 million in the fourth quarter of 2021.

Adjusted EBITDA in the fourth quarter of 2022 was $6.6 million compared to $5.5 million in the fourth quarter of 2021, after adjusting for stock-based compensation expense and foreign currency exchange impacts.

Full Year 2022 Financial Results

Total revenue for the year ended December 31, 2022 was $164.0 million, a 28% increase over the year ended December 31, 2021. On a constant currency basis, total revenue for the full year 2022 was $171.8 million, a 34% increase over the full year 2021.

Gross profit was $101.0 million for the year ended December 31, 2022, an increase of 28% compared to a gross profit of $79.1 million in the year ended December 31, 2021. Gross profit margin was 62% in the year ended December 31, 2022 compared to 62% in the year ended December 31, 2021. Adjusted gross profit margin in the year ended December 31, 2022 was 63% compared to 63% in the year ended December 31, 2021, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles.

Operating expenses were $102.8 million for the year ended December 31, 2022, a 47% increase from $70.0 million in the year ended December 31, 2021. The increase was primarily due to expenses to support continued growth of the business, including further investments in sales and marketing, R&D, and costs related to operating as a public company.

Research and development expenses were $34.9 million dollars for the year ended December 31, 2022, compared to $24.4 million dollars for the year ended December 31, 2021.

Sales and marketing expenses were $33.2 million dollars for the year ended December 31, 2022, compared to $24.7 million dollars for the year ended December 31, 2021.

General and administrative expenses were $34.7 million dollars for the year ended December 31, 2022, an increase from $20.8 million dollars for the year ended December 31, 2021.

Loss from operations in the year ended December 31, 2022 was $1.8 million compared to income of $9.2 million in the year ended December 31, 2021. Net income in the year ended December 31, 2022 was $2.5 million compared to $3.0 million in the year ended December 31, 2021.

Adjusted EBITDA in the year ended December 31, 2022 was $21.2 million compared to $17.5 million in the year ended December 31, 2021, after adjusting for stock-based compensation expense and other non-recurring expenses.

Cash, cash equivalents, and short term investments were approximately $341.1 million as of December 31, 2022.

2023 Outlook

Cytek Biosciences expects full year 2023 revenue in the range of $225 million to $235 million, representing growth of 37% to 43% over full year 2022. This includes approximately $20 million of revenue contribution from the acquisition of Luminex’s Flow Cytometry and Imaging Business, which closed on February 28, 2023.

Webcast Information

Cytek will host a conference call to discuss the fourth quarter 2022 financial results on Tuesday, February 28, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights™ systems; its cell sorter, the Aurora CS; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Other than Cytek’s Northern Lights CLC system and certain reagents for use therewith, which are available for clinical use in countries where the regulatory approval has been obtained from the local regulatory authorities, including China and the European Union, Cytek’s products are for research use only and not for use in diagnostic procedures. Please contact your local sales representatives for the status of local regulatory approval.

Cytek, Full Spectrum Profiling, FSP and Northern Lights are trademarks or registered trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and corporate Twitter account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and Twitter account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and twelve-month periods ended December 31, 2022 and December 31, 2021. Management believes that non-GAAP financial measures, including “Adjusted gross profit margin,” “Adjusted EBITDA” and revenue on a “constant currency basis” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek Biosciences’ strategy to further build out its applications-driven reagents business, expectations for and confidence relating to Cytek’s continued success in 2023 and beyond and expectations that full year 2023 revenue will be in the range of $225 million to $235 million, including approximately $20 million of revenue contribution from the acquisition of the Luminex Flow Cytometry and Imaging Business (the “FCI Business”). These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to global economic and market conditions; Cytek’s ability to integrate the operations and employees of the acquired FCI Business and recognize the anticipated benefits of the of the transaction; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and retain key employees; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations.

You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022, Cytek Biosciences’ Annual Report on Form 10-K to be filed with the SEC and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Paul D. Goodson

Head of Investor Relations

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income

	Year ended
(In thousands, except share and per share data)	December 31, 2022	December 31, 2021
Revenue, net:
Product	$148,600	$119,519
Service	15,436	8,431

Total revenue, net	164,036	127,950

Cost of sales:
Product	49,955	37,377
Service	13,107	11,429

Total cost of sales	63,062	48,806

Gross profit	100,974	79,144
Operating expenses:
Research and development	34,858	24,442
Sales and marketing	33,230	24,710
General and administrative	34,690	20,835

Total operating expenses	102,778	69,987

(Loss) income from operations	(1,804)	9,157
Other income (expense):
Interest expense	(2,573)	(1,741)
Interest income	4,619	49
Other expense, net	1,018	(1,527)

Total other expense, net	3,064	(3,219)

(Loss) income before income taxes	1,260	5,938
(Benefit from) provision for income taxes	(1,224)	2,911

Net (loss) income	$2,484	$3,027

Less: net loss allocated to noncontrolling interests	92	(26)
Less: net income allocated to participating securities	—	(3,001)

Net (loss) income attributable to common stockholders, basic and diluted	$2,576	$—

Net (loss) income attributable to common stockholders per share, basic	$0.02	$—

Net (loss) income attributable to common stockholders per share, diluted	$0.02	$—

Weighted-average shares used in calculating net (loss) income per share, basic	134,510,831	76,741,858

Weighted-average shares used in calculating net (loss) income per share, diluted	138,562,111	81,542,729

Comprehensive (loss) income:		—
Net (loss) income	$2,484	$3,027
Foreign currency translation adjustment, net of tax	(1,611)	832
Unrealized gain (loss) on marketable securities	17	—

Net comprehensive (loss) income	$890	$3,859

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31, 2022	December 31, 2021
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$296,601	$364,618
Restricted cash	2,899
Short term investments	44,548	—
Trade accounts receivable, net	48,864	29,760
Inventories	48,154	32,171
Prepaid expenses and other current assets	12,954	5,184

Total current assets	454,020	431,733
Deferred income tax assets, noncurrent	20,459	9,173
Property and equipment, net	13,682	5,851
Operating lease right-of-use assets	13,883	—
Goodwill	10,144	10,144
Intangible assets, net	4,331	4,739
Other noncurrent assets	2,957	1,665

Total assets	$519,476	$463,305

Liabilities, redeemable convertible preferred stock and stockholders’equity
Current liabilities:
Trade accounts payable	$4,805	$3,034
Legal settlement liability, current	2,163	1,463
Accrued expenses	21,126	15,251
Other current liabilities	7,960	6,352
Deferred revenue, current	12,986	7,081

Total current liabilities	49,040	33,181
Legal settlement liability, noncurrent	15,596	13,745
Deferred revenue, noncurrent	13,124	9,790
Operating lease liability, noncurrent	12,312	—
Long term debt	2,271	—
Other noncurrent liabilities	1,587	1,204

Total liabilities	$93,930	$57,920

Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; 10,000,000 shares authorized, zero issued and outstanding as of December 31, 2022 and December 31, 2021; aggregate liquidation preference of zero as of December 31, 2022 and December 31, 2021.	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of December 31, 2022 and December 31, 2021, respectively; 135,365,381 and 133,749,663 issued and outstanding shares as of December 31, 2022 and December 31, 2021, respectively.	135	126
Additional paid-in capital	442,887	423,625
Accumulated deficit	(17,030)	(19,606)
Accumulated other comprehensive (loss) income	(697)	897
Noncontrolling interest in consolidated subsidiary	251	343

Total stockholders’ equity	$425,546	$405,385

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$519,476	$463,305

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Year ended
	December 31, 2022	December 31, 2021
(In thousands, except per share amounts)
GAAP gross profit	100,974	79,144
Stock-based compensation	2,855	1,508
Amortization of acquisition-related intangible assets	250	237

Non-GAAP gross profit	$104,079	$80,889

Non-GAAP gross profit %	63%	63%
GAAP operating expenses	102,778	69,987
Loss on lease exit cost	—	(347)
Acquisition related expenses	(218)	(229)
Stock-based compensation	(13,740)	(5,078)
Amortization of acquisition-related intangible assets	(481)	(90)

Non-GAAP operating expenses	$88,339	$64,243

GAAP income (loss) from operations	(1,804)	9,157
Loss on lease exit cost	—	347
Acquisition related expenses	218	229
Stock-based compensation	16,595	6,586
Amortization of acquisition-related intangible assets	731	327

Non-GAAP income from operations	$15,740	$16,646

GAAP net income	2,484	3,027
Stock-based compensation	16,595	6,586
Amortization of acquisition-related intangible assets	731	327
Tax effect of items excluded from non-GAAP results	710	(160)

Non-GAAP net income	$20,520	$9,780

GAAP net income attributable to common stockholders	2,576	—
Loss on lease exit cost	—	347
Acquisition related expenses	218	229
Stock-based compensation	16,595	6,586
Amortization of acquisition-related intangible assets	731	327
Tax effect of items excluded from non-GAAP results	710	(160)

Non-GAAP net income attributable to common stockholders	$20,830	$7,329

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	138,562,111	81,542,729
GAAP Net Income	2,484	3,027
Depreciation and Amortization	5,566	1,241
(Benefits from) Provision for Income Taxes	(1,224)	2,911
Interest Income	(4,619)	(49)
Interest Expense	2,573	1,741
Foreign currency exchange loss, net	(426)	1,481
Loss on lease exit cost	—	347
Stock-based compensation	16,595	6,586
Acquisition related expenses	218	229

Adjusted EBITDA	$21,167	$17,514

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three months ended
	December 31, 2022	December 31, 2021
(In thousands, except per share amounts)
GAAP gross profit	29,374	23,636
Stock-based compensation	641	717
Amortization of acquisition-related intangible assets	64	237

Non-GAAP gross profit	$30,079	$24,590

Non-GAAP gross profit %	62%	63%
GAAP operating expenses	29,290	22,319
Loss on lease exit cost	—	(347)
Acquisition related expenses	(218)	(229)
Stock-based compensation	(3,824)	(2,290)
Amortization of acquisition-related intangible assets	(123)	(90)

Non-GAAP operating expenses	$25,125	$19,363

GAAP income (loss) from operations	84	1,317
Loss on lease exit cost	—	347
Acquisition related expenses	218	229
Stock-based compensation	4,465	3,007
Amortization of acquisition-related intangible assets	187	327

Non-GAAP income from operations	$4,954	$5,227

GAAP net income	3,718	(1,165)
Stock-based compensation	4,465	3,007
Amortization of acquisition-related intangible assets	187	327
Tax effect of items excluded from non-GAAP results	(18)	(1,185)

Non-GAAP net income	$8,352	$984

GAAP net income attributable to common stockholders	3,529	(346)
Loss on lease exit cost	—	347
Acquisition related expenses	218	229
Stock-based compensation	4,465	3,007
Amortization of acquisition-related intangible assets	187	327
Tax effect of items excluded from non-GAAP results	(18)	(1,185)

Non-GAAP net income attributable to common stockholders	$8,381	$2,379

GAAP Net Income	3,718	(1,165)
Depreciation and Amortization	1,465	685
(Benefits from) Provision for Income Taxes	396	1,609
Interest Income	(2,626)	(18)
Interest Expense	687	492
Foreign currency exchange loss, net	(1,748)	295
Loss on lease exit cost	—	347
Stock-based compensation	4,465	3,007
Acquisition related expenses	218	229

Adjusted EBITDA	$6,575	$5,481

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022
Revenue, as reported	164,036	48,336
Non-GAAP constant currency	171,793	51,184
FX Impact [$]	7,757	2,848
FX Impact [%]	4.7%	5.9%